Exhibit 99.1

For Immediate Release

EFJ, Inc. Announces Significant Revenue and Net Income Growth for 2004

Company Issues 2005 Guidance with Continued Growth

Irving, Texas – March 1, 2005 – EFJ, Inc. (NASDAQ: EFJI) today announced 2004 revenue of $80.9 million.  This represents a 44% increase from revenue of $56.2 million for 2003.  The increase in revenue was driven by strong sales in Homeland Security products and services combined with a significant increase in international sales of voice security products.

EFJ, Inc. reported a net income of $10.0 million or $0.53 per share on a diluted basis. This includes a non-cash expense of $2.1 million, or $0.11 per share, to reflect the variable accounting treatment of re-priced options and a deferred tax benefit of $6.0 million or $0.32 per share.  Excluding the impact of variable accounting treatment of re-priced options and the deferred tax benefit, EFJ, Inc. had a net income for 2004 of $6.1 million, or $0.32 per share.

For the year of 2003, the company reported a net income of $4.0 million or $0.21 per diluted share, which included a non-cash expense of $3.9 million or $0.21 per share, to reflect the variable accounting treatment of re-priced stock options and a deferred tax benefit of $5.0 million or $0.27 per share.  Excluding the impact of variable accounting treatment of re-priced options and the deferred tax benefit, EFJ, Inc. had a net income for 2003 of $2.9 million, or $0.16 per share.

Revenue for the fourth quarter 2004 was $25.6 million compared to $23.4 million for the same period in 2003.  Net income for the fourth quarter excluding the impact of re-priced stock options and the deferred tax benefit was $2.9 million or $0.15 per share compared to $3.2 million or $0.17 per share for the fourth quarter of 2003.

“We continue to see strong growth in our core business of providing wireless communications to first responders which grew 28% over the previous year.  Our voice security products revenue grew significantly from $7.2 million in 2003 to $20.2 million in 2004.  Total backlog at the end of the year was $20.2 million and we ended the year with $9.5 million in cash and no debt on our balance sheet,” said Michael E. Jalbert, EFJ, Inc. chairman and chief executive officer.

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Vital Wireless Solutions, Yesterday, Today and Tomorrow

2005 Annual Guidance

“Our annual guidance for 2005 reflects continued growth in both our business segments.  We anticipate revenues between $95 to $100 million for the coming fiscal year with proforma earnings per diluted share in the range of $0.50 to $0.56.  Proforma earnings excludes any impact of the variable accounting treatment of re-priced options or deferred tax benefit.  Our guidance reflects lumpiness in our business due to the timing of customer orders,” added Jalbert.

“The move to Texas in 2004 by EFJohnson continues to benefit this division. We expect to complete the outsourcing of this division’s manufacturing in the first quarter of this year and will continue to focus our sales and marketing efforts on the federal, state and local markets for public safety and public service,” said Jalbert.

Jalbert added, “Our voice security segment should maintain its current level of revenue with some slight improvement over 2004.”

Conference Call and Web Cast

The Company announced on February 14, 2005 that it has scheduled an investor conference call today, March 1, 2005, at 9:00 a.m. Eastern Time. The call will be available via 800-310-7032. Participants are urged to call in to the conference call at least 10 minutes prior to the start time.  Replays of the call will be available starting at 12:00 Noon EDT on Tuesday, March 1st and continuing until 12:00 Midnight Tuesday March 8, 2005.  The replay number is 888-203-1112, and the reservation number is 4486017.

The call will be accessible via webcast at www.vcall.com by clicking EFJI under “Today’s VCalls.”  Investors are advised to go to the website at least 15 minutes prior to the call to register, download and install any necessary audio software.

About EFJ, Inc.

EFJ, Inc. is the Irving, Texas based parent company to industry-leading wireless telecommunications solutions businesses. EFJ, Inc. is home to the EFJohnson Company, one of the first developers of Project 25 mobile communications products compliant with federal government interoperability standards, and Transcrypt International, a leader in secure voice communication solutions.  For more information, visit www.efji.com.

Investor Relations contact:

Jim Stark

800-295-1772

jstark@efji.com

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Safe Harbor

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other matters, R&D expenses, sales/marketing, facility move, outsourcing expenses and the full year 2005 expectations on revenue, net income, net income per share and gross margin percentages. These forward-looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward-looking statements due to a number of risk factors including, but not limited to, the percentage of backlog which is filled during the quarter, the level of demand for the Company’s products and services, the timely procurement of necessary manufacturing components, the timing of future product development, the successful transfer of manufacturing to our outsource partners, the actual operational expense experienced, dependence on continued funding of governmental agency programs, the successful completion of the relocation of facilities from Minnesota to Texas, and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10K for the year ended December 31, 2004.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.  Readers are cautioned not to place undue reliance on these forward-looking statements.

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EFJ, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended December 31, 2004, 2003, and 2002

(in thousands, except share and per share data)

	2004	2003	2002
Revenues	$80,870	$56,189	$40,787
Cost of sales	42,901	32,560	23,216
Gross profit	37,969	23,629	17,571

Operating expenses:
Research and development	11,020	7,005	4,573
Sales and marketing	10,389	7,390	5,920
General and administrative, inclusive of: non-cash stock option repricing expense adjustment of $2,121, $3,936, and $483 in 2004, 2003, and 2002, respectively and facility relocation expenses of $1,833 in 2004	12,499	10,122	5,915
Total operating expenses	33,908	24,517	16,408
Income (loss) from operations	4,061	(888)	1,163

Interest income	37	35	71
Interest expense	(121)	(186)	(28)
Other income, net	(19)	31	204
Income (loss) before income taxes	3,958	(1,008)	1,410

Income tax benefit	6,000	5,000	—

Net income	$9,958	$3,992	$1,410

Net income per share – basic	$0.56	$0.23	$0.08
Net income per share – diluted	$0.53	$0.21	$0.08

Weighted average common shares – basic	17,824,708	17,577,335	17,577,315
Weighted average common shares – diluted	18,749,893	18,684,451	18,008,496

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EFJ, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2004 and 2003

(in thousands, except share data)

	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$9,484	$4,644
Accounts receivable, net of allowance for returns and doubtful accounts of $256 and $104	18,296	19,754
Note and other receivables	2,384	157
Cost in excess of billings on uncompleted contracts	1,638	869
Inventory	13,043	18,040
Deferred income taxes	3,000	1,500
Prepaid expenses	721	587
Total current assets	48,566	45,551

Property, plant and equipment, net	3,494	2,779
Deferred income taxes, net of current portion	11,000	6,500
Intangible assets, net of accumulated amortization	6,746	6,753
Other assets	513	686

TOTAL ASSETS	$70,319	$62,269

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$—	$7,500
Current portion of long-term debt obligations	126	127
Accounts payable	8,534	8,582
Billings in excess of cost on uncompleted contracts	1,250	30
Deferred revenue	1,185	1,191
Accrued expenses	6,171	3,406
Total current liabilities	17,266	20,836

Long-term debt obligations, net of current portion	68	426
Deferred revenue, net of current portion	—	601
TOTAL LIABILITIES	17,334	21,863

Stockholders’ equity:
Preferred stock ($.01 par value; 3,000,000 shares authorized; none issued)	—	—
Common stock ($.01 par value; 50,000,000 voting shares authorized, 18,257,877 and 17,359,973 issued and outstanding at December 31, 2004 and 2003; 600,000 non-voting shares authorized, 217,542 issued and outstanding at December 31, 2003)	183	176
Additional paid-in capital	103,459	100,845
Accumulated deficit	(50,657)	(60,615)

TOTAL STOCKHOLDERS’ EQUITY	52,985	40,406

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$70,319	$62,269

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